Exhibit 10.1 Securities Purchase Agreement with IPN Communications, Inc.


DataLogic International, Inc.
12966 Euclid St., Suite 450 * Garden Grove, CA 92840
* Tel: (888) 530-8228  * Fax: (800) 549-3067


                  SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement is made by and between DataLogic International, Inc. (hereinafter referred to as "DataLogic"), a Delaware corporation doing business at 12966 Euclid St., Suite 450, Garden Grove, CA 92840 and I-Phonehome Inc. with mailing address 600 Wilshire Blvd, Suite 1200, Los Angeles, CA 90017 (hereinafter referred to as "I-Phonehome").

WHEREAS, DataLogic and I-Phonehome desire to enter into this agreement for the purpose of DataLogic purchasing stock in I-Phonehome, pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the promises and agreements contained herein, the parties mutually agree as follow:

1. TRANSACTION. Subject to the terms and conditions and representations herein contained, hereof, DataLogic will purchase four hundred thousand (400,000) shares of I-Phonehome at two dollars ($2.00) per share. This purchase shall be made in accordance with the terms specified in Addendum A.

The consummation of the Exchange shall occur at a closing (the "Closing") to be held at the offices of DataLogic on the 2nd of June, 2003.

2. REPRESENTATIONS AND WARRANTIES OF I-Phonehome. Except as set forth in any disclosure document delivered hereby I-Phonehome represents and warrants as follows provided that references to I-Phonehome shall include representation with respect to each Subsidiary even when the reference to subsidiary is not made.

      (a) Organization. I-Phonehome and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State California or country of its organization, and is duly qualified to do business and in good standing in each jurisdiction where such qualification is required. I-Phonehome and each Subsidiary have all requisite corporate power and authority to conduct its business as presently being conducted and as proposed to be conducted and to own properties. I-Phonehome has all requisite corporate power and authority to execute, deliver and perform all of its obligations under this Agreement.

      (b) Authority. The execution and delivery by I-Phonehome of this Agreement, the performance of its obligations hereunder and the consummation by I-Phonehome of the transactions contemplated or referenced hereby:

           (i) have been duly authorized by all necessary corporate action; do not contravene any provision of I-Phonehome's charter or by-laws; and do not require I-Phonehome to obtain any consents, approvals or authorizations which have not been obtained, except for the approval of its shareholders;

           (ii) to the knowledge of I-Phonehome, does not violate any provision of any law, rule or regulation;

           (iii) to the knowledge of I-Phonehome, does not and will not result in a breach or constitute a default under any material agreement to which I-Phonehome is a party or by which any of its properties are bound, including, without limitation, any indenture, loan or credit agreement, lease, debt instrument or mortgage; and

           (iv) to the knowledge of I-Phonehome, does not result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of I-Phonehome's properties.

      This Agreement has been duly executed and delivered by I-Phonehome and constitutes the legal, valid and binding obligation of I-Phonehome enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally.

      (c) No Default. Neither I-Phonehome nor any Subsidiary to the knowledge of I-Phonehome, (i) is in material default under any law, rule or regulation, order, writ, judgment, injunction, decree, determination, award, indenture, loan or credit agreement, lease, debt instrument or mortgage or any other material agreement of I-Phonehome, (ii) is aware of any fact, circumstance, condition or other state of affairs that, with the giving of notice or the lapse of time, will constitute such material default, and (iii) will not be in any such material default by virtue of the transactions contemplated hereby.

      (d)  The Shares.

           (i) The Shares will have been duly and validly authorized by all necessary action on part of I-Phonehome as of the Closing Date.

           (ii) When issued and delivered pursuant to this Agreement, the Shares will be duly and validly issued, fully paid and non-assessable and not subject to any lien or claim.

           (iii) The issuance, sale and delivery of the Shares are not subject to any preemptive right of stockholders of I-Phonehome arising under law or the Certificate of Incorporation or By-laws or any contractual right of first refusal or other right in favor of any person.

      (e) Authorized Capital. The authorized capital stock of I-Phonehome consists of 1,000,000 shares of Common Stock. There are no existing options, warrants, contracts, calls, commitments, demands or other agreements of any character to which I-Phonehome is a party relating to the authorized and issued or unissued capital stock of I-Phonehome except as set forth in the Disclosure Documents. At no time has I-Phonehome issued any capital stock not duly authorized on the date of issuance thereof.

      (f) Subsidiaries, Affiliates and Joint Ventures. Within a reasonable period of time after the Closing Date I-Phonehome shall not own or control, without prior written consent of DataLogic, directly or indirectly, any interest in, or any commitment to acquire any such interest in, any corporation, firm, partnership or organization and shall not be a party to any joint venture or similar affiliation.

      (g) Consents and Approvals. The execution and delivery by I-Phonehome of this Agreement, the performance by I-Phonehome of its obligations hereunder and the consummation by I-Phonehome of the transactions contemplated hereby do not require I-Phonehome to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or judicial authority including any consent required in any agreement to prevent default, except for requirements of I-Phonehome's approval, and compliance with all state and federal regulatory rules and regulations

      (h) Litigation. There is no action, suit, claim, proceeding or investigation pending or to the best of I-Phonehome's knowledge, threatened against I-Phonehome or any Subsidiary that could either individually or in the aggregate have a material adverse effect on I-Phonehome, on a consolidated basis or result in any change in the current equity ownership of I-Phonehome. After reasonable inquiry of its employees and consultants who have provided services to I-Phonehome during the 12-month period prior to the date hereof, I-Phonehome is not aware of any fact which might result in or form the basis for any such action, suit, claim, proceeding or investigation. Except as disclosed in the disclosure schedule, involving I-Phonehome or its Subsidiary is not a party to of subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality (whether federal, state, local or foreign) that could have a material adverse effect on I-Phonehome or any Subsidiary, or result in any change in the current equity ownership of I-Phonehome. There is no action, suit, proceeding or investigation by I-Phonehome currently pending or that I-Phonehome or any Subsidiary intends to initiate.

      (i) Intellectual Property. Upon the Closing, I-Phonehome will not own any licenses, patents (and applications therefore), patent disclosures, trademarks, service marks, trade names, copyrights (and applications therefore), inventions, discoveries, processes, know-how, scientific, technical, engineering and marketing data, formulae and techniques (collectively, the "Intellectual Property"). To the knowledge of I-Phonehome the conduct of I-Phonehome's business does not materially conflict with or infringed on the patents, trademarks, service marks, trade names, copyrights, trade secrets, proprietary rights and processes of any other person. I-Phonehome is not currently obligated or under any existing liability to make royalty or other payments to any owner of, licensor of, or other claimant to, any patent, trademark, service names, trade names, copyrights, or other intangible asset, with respect to the use thereof or in connection with the conduct of its business as conducted prior to the Closing, or otherwise. I-Phonehome has not received any claim or any written communications alleging that I-Phonehome has violated or would violate any of the Intellectual Property of any other person or entity.

      (j) Agreements; Action. Upon the Closing, I-Phonehome will not be a party to, or in any way obligated under, nor will any property or asset of I-Phonehome subject to, any contract, lease or other obligation, absolute or contingent except as set forth in a schedule to the disclosure documents.

      (k) Properties. Except as set forth in a schedule to the disclosure documents, I-Phonehome will not, after the Closing, own or lease any properties or assets.

      (l) Licenses. Except as set forth in a schedule to the disclosure documents, I-Phonehome does not have any licenses and permits (federal, state, foreign and local). Prior to the Closing, no violations have been communicated to I-Phonehome in respect of any licenses or permits and no proceeding is pending, or, to I-Phonehome's knowledge, threatened toward the revocation of any such licenses or permits.

      (m) Guarantor. I-Phonehome is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. I-Phonehome maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

      (n) Undisclosed Liabilities. Except as and to the extend reflected or reserved against in the Financial Statements or the disclosure statement, I-Phonehome did not have, as of the respective dates of the Financial Statements, any material debts, liabilities or obligations of any nature, whether accrued, absolute, continent or otherwise, and whether due or to become due, including, without limitation, liabilities or obligations on account of taxes or other governmental charges or penalties, interest or fines thereon or in respect thereof. Since the respective dates of the Financial Statements or as set forth in the disclosure statement, I-Phonehome has not incurred any liabilities or obligations outside the ordinary course of business. I-Phonehome does not know of any basis for the assertion against I-Phonehome of any debt, liability or obligation not fully reflected or reserved against in the Financial Statements.

      (o) I-Phonehome and Affiliate Transactions; Insider Interests. There are no material transactions, I-Phonehome agreements or arrangements of any kind, direct or indirect, between I-Phonehome and any director, officer, employee, stockholder or relative or affiliate thereof, including, without limitation, loans, guarantees or pledges to, by or for I-Phonehome from, to, by or for any of such persons, that will be in effect on the Closing Date, except as set forth on the disclosure schedule.

      (p)  Taxes.  I-Phonehome has

           (i) Filed all tax returns required to be filed by any jurisdiction to which it is or has been subject,

           (ii) Paid in full all taxes it believes is due and all taxes claimed to be due by each such jurisdiction, and any interest and penalties with respect thereto, subject to audit by the taxing authority of such jurisdiction,

           (iii) Fully accrued on its books all taxes for any period which are not yet due, and

           (iv) Made timely payments of the taxes required to be deducted and withheld from the wages paid to its employees.

All federal, state, county and local tax returns, schedules, declarations and other tax related documents filed by I-Phonehome correctly reflect income, expense, deductions, credits and loss carryovers to I-Phonehome. I-Phonehome has not received any notice of deficiency or assessment or proposed deficiency or assessment from any federal, state, local or foreign taxing authority which has not been paid. There are no agreements, consents or waivers by I-Phonehome for the extension of the time for the assessment of any taxes or deficiencies against I-Phonehome or with respect to its operations or assets, and no power of attorney granted by I-Phonehome with respect to any matter relating to taxes is currently in force.

      (q) Insurance. I-Phonehome has no contracts of insurance in force on the Closing Date, except as set forth on the disclosure statement.

      (r) Employee Benefit Plans. Except as set forth on the disclosure statement, I-Phonehome does not maintain or contribute to, and has not heretofore maintained or contributed to, any "employee benefit plan", including, but not limited to, any option, bonus, percentage compensation, profit sharing, deferred compensation, retirement, pension or union plan, or any other agreement, policy or practice providing pension or welfare benefits to current or former employees of I-Phonehome.

      (s) Environmental Matters. Notwithstanding anything to the contrary contained in this Agreement and in addition to the other representations and warranties contained herein:

           (i) To its best knowledge, I-Phonehome and its respective operations are in material compliance with all applicable laws, regulations and other requirements of governmental or regulatory authorities or duties under the common law relating to toxic or hazardous substances, wastes, pollution or to the protection of health, safety or the environment (collectively, "Environmental Laws") and has obtained and maintained in effect all licenses, permits and other authorizations (collectively "Environmental Permits") required under all Environmental Laws and are in material compliance with all such Environmental Permits.

           (ii) I-Phonehome has not performed or suffered any act which could give rise to, or has otherwise incurred, liability to any person (governmental or not) under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. ("CERCLA"), or any other Environmental Laws, nor has I-Phonehome received notice of any such liability or any claim therefore or submitted notice pursuant to Section 103 of CERCLA to any governmental agency with respect to any of its assets.

           (iii) To the best knowledge of I-Phonehome, no hazardous substance, hazardous waste, contaminant, pollutant or toxic substance (as such terms are defined in any applicable Environmental Law and collectively referred to herein as "Hazardous Materials") has been released, placed, dumped or otherwise come to be located on, at, beneath or near any of the assets or properties owned or leased by I-Phonehome or any surface waters or ground waters thereon or thereunder in violation of any Environmental Laws or thata could subject I-Phonehome to liability under any Environmental Laws.

           (iv) I-Phonehome does not own or operate, and has never owned or operated, aboveground or underground storage tanks.

           (v) With respect to any or all of the real properties leased by I-Phonehome, (1) there are no asbestos-containing materials, urea formaldehyde insulation, polychlorinated biphenyls or lead-based paints present at any such properties, and (2) there are no wetlands, as defined under any Environmental Las, located on any such properties.

           (vi) None of the real properties leased by I-Phonehome (1) has been used or is now used by I-Phonehome for the generation, transportation, storage, handling, treatment or disposal of any hazardous Materials (other than de minimis quantities of Hazardous Materials used in the normal course of I-Phonehome's business and in compliance with all applicable Environmental
Laws), or (2) is identified on a federal, state or local listing of sites which require or might require environmental cleanup.

           (vii) To the best of I-Phonehome's knowledge, no condition exists on any of the real properties leased by I-Phonehome that upon the failure to act, the passage of time or the giving of notice would give rise to liability under any Environmental Law.

           (viii) To the best of I-Phonehome's knowledge, there are no ongoing investigations or negotiations, pending or threatened administrative, judicial or regulatory proceedings, or consent decrees or other agreements in effect that relate to environmental conditions in, on, under, about or related to I-Phonehome, its operations or the real properties leased by I-Phonehome.

           (ix) Neither I-Phonehome nor its operations is subject to reporting requirements under the federal Emergency Planning and Community Right-to-know Act, 42 U.S.C.11001 et seq., or analogous state statutes and related regulations.

      (t) Labor Relations. I-Phonehome is not bound by or subject to any written or oral contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of I-Phonehome, has sought to represent any of the employees of I-Phonehome.

      (u) Compliance with Applicable Laws. To the knowledge of I-Phonehome, the operations of I-Phonehome have been conducted in accordance with all applicable laws, regulations, orders and other requirements of all courts and other governmental or regulatory authorities having jurisdiction over I-Phonehome, and its assets, properties and operations. Neither I-Phonehome or its subsidiaries has received notice of any violation of any such law, regulation, order or other legal requirements, or is in default with respect to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, applicable to I-Phonehome or any of its assets, properties or operations. I-Phonehome has no knowledge of any proposed change in any such laws, rules or regulations (other than laws of general application) that would adversely affect the transactions contemplated by this Agreement.

      (v) Accuracy of Information. All documents delivered shall be genuine copies. None of the representations, warranties or statements of I-Phonehome contained in this Agreement, or in the schedules or exhibits hereto, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any of such representations, warranties or statements not misleading.

3. REPRESENTATIONS AND WARRANTIES OF THE DATALOGIC. DataLogic represents and warrants that except as set forth in any Schedule:

      (a) Organization. DataLogic duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and in good standing in each jurisdiction where such qualification is required. DataLogic has all requisite power and authority to conduct its business as presently being conducted and as proposed to be conducted and to own properties. DataLogic has all requisite power and authority to execute, deliver and perform all of its obligations under this Agreement.

      (b)  No Default.   DataLogic (i) is not in material default under any
law, rule or regulation, order, writ, judgment, injunction, decree, determination, award, indenture, loan or credit agreement, lease, debt instrument or mortgage or any other material agreement of DataLogic, (ii) is not aware of any fact, circumstance, condition or other state of affairs that, with the giving of notice or the lapse of time, will constitute such material default, and (iii) will not be in any such material default by virtue of the transactions contemplated hereby.

      (c) Litigation. There is no action, suit, claim, proceeding or investigation pending or to the best of DataLogic knowledge, threatened against DataLogic that could either individually or in the aggregate have a material adverse effect on DataLogic, or result in any change in the current equity ownership of DataLogic. DataLogic Inc is not a party to of subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality (whether federal, state, local or foreign) that could have a material adverse effect on DataLogic, or result in any change in the current equity ownership of DataLogic

      (d) Security Laws; Restricted Securities. Each party has been advised that none of the Shares have been registered under the Act or applicable state securities laws. Each party realizes that the Shares have not been registered under the Act, are characterized as "restricted securities" under the Act and, therefore, cannot be sold or transferred unless subsequently registered under the Act or an exemption from such registration is available. In this connection, each party represents that it is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

4. COVENANTS PENDING CLOSING. During the period between the date hereof and the earlier of the Closing Date or Termination

      (a) Access for I-Phonehome. Each party shall give to the other and its counsel, accountants and other representatives full and reasonable access, during normal business hours throughout the period prior to the Closing Date, to all of the entity's properties, books, contracts, commitments, reimbursement and accounting records relating to the assets, and all aspects of the entities business. In addition each party shall furnish to the other, during such period, all information concerning the assets and the business that such party may reasonably request. Any such investigation or inspection by any party shall not be deemed a waiver of, or otherwise limit, the representations, warranties and covenants of other party or parties contained herein.

      (b) Conduct of Business or Status. I-Phonehome shall be operated solely in the usual and ordinary course and in compliance with the terms of this Agreement and shall not, among other things, enter into any mutual transaction or agreement, distribution assets, repurchase shares, declare a dividend borrow or lend and may expect as provided herein, or in the disclosure statement.

      (c) Certain Prohibitions. I-Phonehome shall not do anything that would result in a breach of any representations or warranties contained herein.

      (d)  Consents and Notices.   I-Phonehome shall, on or prior to the
Closing Date, at its own expense, complete the Required Transactions.

      (e) Mutual Cooperation. The parties hereto will cooperate with each other, and will use all reasonable efforts to cause the fulfillment of the conditions to the parties' obligations hereunder and to obtain as promptly as possible all consents, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement.

      (f) Changes in Representations and Warranties. Between the date of this Agreement and the Closing Date I-Phonehome shall not directly or indirectly enter into any transaction, take any action, or by inaction permit an event to occur, which would result in any of its or his representations and warranties herein contained not being true and correct at and as of the Closing Date. Each party shall promptly give written notice to the other upon becoming aware of (i) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement and (b) any threatened breach in any material respect of any of their respective representations and warranties contained in this Agreement and with respect to the latter shall use reasonable efforts to remedy same.

      (g) Nondisclosure. I-Phonehome will not at any time after the date of this Agreement divulge, furnish to or make accessible to anyone any knowledge or information with respect to confidential or secret processes, inventions, discoveries, improvements, formulae, plans, material, devices or ideas or know-how, whether patentable or not, with respect to any confidential or secret aspects of the business (including, without limitation, customer lists, supplier lists and pricing arrangements with customers or suppliers) ("confidential information"); provided such undertaking shall lapse if the Closing of this Agreement does not take place as provided herein. In the event that the transactions contemplated hereby are not consummated.

5.    DATALOGIC CONDITIONS.

      (a) All required transactions are complete subject to review of all books, records, contracts, shareholders approval, and review of all material documents so requested by DataLogic.

      (b)  Compliance by I-Phonehome.   I-Phonehome shall have performed and
complied with all agreements and conditions covenants required by this Agreement to be performed or complied with by I-Phonehome prior to or on the Closing Date.

      (c) Accuracy of I-Phonehome's Representations. I-Phonehome's representations and warranties contained in this Agreement (including any exhibit hereto and I-Phonehome's Disclosure Schedule) or any schedule, certificate, or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true in all material respects at and as of the Closing Date.

      (d) Litigation. No litigation seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or threatened.

6. TERMINATION. If any of the conditions are not met as it's relates to this agreement, at DataLogics option this contract can be terminated. If there is a breach of any of the terms of the agreement or its attachments, then I-Phonehome will have 10 days in which to cure, or DataLogic shall have the right to terminate. DataLogic shall then give written notice of its intention to terminate this agreement in whole or in part.

Upon termination of this Agreement pursuant to this Agreement, the parties shall be relieved of any further obligation to the other parties.

7. SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND COVENANTS. The Representations and Warranties contained herein and in any certificate, instrument or schedule delivered on the Closing Date, or prior thereto shall be deemed to have been relied upon notwithstanding any investigation heretofore or hereafter made or omitted by both parties and shall continue in full force and effect for 2 years following the Closing Date.

All covenants made in this Agreement which by their terms are to be performed after the Closing shall survive the Closing, until they are performed.

8. GOVERNING LAW. This Agreement shall be governed by, interpreted and construed in accordance with the laws of the State of California. The payment obligation of this Agreement is performable in Orange County, California and any dispute relating to this Agreement or any breach hereof, or the termination of this Agreement, shall be submitted to binding arbitration under the Rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction. Arbitration shall occur only in Orange County, CA. In the event any dispute is arbitrated the prevailing party (as determined by the arbiter(s)) shall be entitled to recover that party's reasonable attorney's fees incurred (as determined by the arbiter(s)) located in Orange County, California.

9. NOTICES. Any notice, request, demand or other communication required or permitted under the terms of this Agreement shall be in writing and given by certified or registered mail, postage prepaid and properly addressed , to the address of the party to be notified as shown below, or to such other address as to which either party may notify the other in writing. Notice shall be effective on the date it is received. However, when this Agreement requires immediate notice, such notice shall be accomplished by telephone to the designated parties or by facsimile to the numbers listed herein.

      If to DataLogic:                    If to I-Phonehome:

      DataLogic International, Inc.       I-Phonehome:
      12966 Euclid St., Ste 450           600 Wilshire Blvd, Ste 1200
      Garden Grove, CA 92840              Los Angeles, CA 90017
      Attn: Keith Nguyen                  Attn: Michael Wu
      Tel. (888) 530-8228 x103            Tel. (213) 538-1282
      Fax (800) 549-3067                  Fax (213) 426-6555


10. ENTIRE AGREEMENT. This Agreement represents the entire agreement between DataLogic and I-Phonehome with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties (whether written or oral) relating to said subject matter. There are no agreements, representations, or understandings between DataLogic and I-Phonehome that are not expressly stated herein.

       A. No amendment to this Agreement shall be effective unless it is in writing and signed by duly authorized representatives of both DataLogic and I-Phonehome.

       B. Waiver of DataLogic of any breach of this Agreement by I-Phonehome shall not be effective unless such waiver is in writing and signed by DataLogic. Any waiver by DataLogic shall not constitute a waiver of any different or subsequent breach by I-Phonehome.


IN WITNESS WHEREOF, the parties have entered into this Agreement as of the dates hereof.

DataLogic International, Inc.                 I-Phonehome Inc.


/s/ Keith Nguyen    06/2/04                    /s/ Michael Wu       06/02/04
_______________________________               _______________________________
Keith Nguyen            Date                  Michael Wu               Date
President                                     CEO